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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2013

North American Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State of other jurisdiction of incorporation)

333-172896
(Commission File Number)

98-087028
(IRS Employer Identification No.)

56 E. Main Street, Suite 202
Ventura, California 93001
(Address of principal executive offices) (Zip Code)

(805) 643-0385
Registrant’s telephone number, including area code

__________________________________________________
(Former name or former address, if changed since last report.)

Copies to:
Aaron Botti, Esq.
Musick, Peeler & Garrett LLP
2801 Townsgate Road, Suite 200
Westlake Village, California 93021
Telephone No.: (805) 418-3110
Facsimile No.: (805)418-3101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2013, Lani LLC (“Lani”), a wholly owned subsidiary of North American Oil & Gas Corp. (“Company”), and Avere Energy Corp. (“Avere”) entered into a first amendment (“Amendment”) to that certain Farm-In Agreement dated effective November 13, 2012 (“Agreement”) referenced previously in the Company’s 8-K filed November 30, 2012.

The purpose of the Amendment was to (i) correct a drafting error in Section 1.3(d)(ii) of the Agreement to provide that Avere shall provide Lani with $347,500 to be used for delay rental payments and or leasing new acreage in White Wolf (and not $647,500 as set forth in the Agreement) and (ii) to expand the uses for which Lani shall be able to use additional funds provided by Avere pursuant to Section 1.3(f) of the Agreement to add working on existing projects (including Tejon Main Area and Tejon Ranch Extension.  All undefined capitalized terms have the meanings set forth in the Agreement and Amendment.

A copy of the Agreement and Amendment will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp.
(Registrant)

Date: March 8, 2013	By:	/s/ Robert Rosenthal
(Signature)*
Name: Robert Rosenthal
Title: President and Chief Executive Officer
(principal executive officer)

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